SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512.600.9893

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 2, 2016, Amplify Snack Brands, Inc. (the “Company”) completed its previously announced acquisition of Crisps Topco Limited (“Tyrrells”), a company incorporated under the laws of England and Wales, which owns the Tyrrells international portfolio of premium snack brands, through Thunderball Bidco Limited (the “Purchaser”), a direct, wholly-owned subsidiary of the Company (the “Transaction”). The Transaction was completed pursuant to a Share Purchase Agreement (the “Purchase Agreement”) with SkinnyPop Popcorn LLC, a direct wholly-owned subsidiary of the Company (the “Purchaser Guarantor”), Crisps Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Institutional Seller”) and individual selling equityholders (the “Management Sellers”). Upon the closing of the Transaction, Purchaser acquired all of the outstanding equity interests of Tyrrells at an enterprise value of £300 million, comprising of approximately £278 million of cash and approximately 2.1 million shares of the Company’s common stock.

Pursuant to the terms of the Purchase Agreement, the Purchaser also entered into a Warranty Deed with individual warrantors (the “Warrantors”) relating to the Transaction (the “Warranty Deed”), pursuant to which the Warrantors provided certain representations and warranties to the Purchaser. Pursuant to the Warranty Deed, the Company has also obtained representation and warranty insurance.

Pursuant to the terms of the Purchase Agreement, the Institutional Seller and each of the Management Sellers has entered into a lock-up agreement with the Company and pursuant to which the Institutional Seller and each of the Management Sellers agreed not to make any sale or other transfer of any shares of the Company’s common stock for a period of six months following closing of the Transaction, subject to certain customary exceptions. Additionally, the Company and the requisite existing parties thereto have amended the Company’s existing Registration Rights Agreement dated as of August 10, 2015, in order to add the Institutional Seller and certain of the Management Sellers as parties thereto.

Pursuant to the terms of the Purchase Agreement and a commitment letter with Jefferies Finance LLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA, the Company has entered into a New Credit Facility, as discussed below. The proceeds from the New Credit Facility were used to finance the Transaction, repay borrowings under and terminate the Company’s Prior Credit Facility (as defined below), and pay fees and expenses related to the Transaction.

In connection with the Transaction, the Company granted certain employees of Tyrrells and its subsidiaries restricted stock unit awards (“RSUs”) under the Company’s 2015 Stock Option and Grant Plan (the “Plan”) covering approximately 1.2 million shares of the Company’s common stock. For employees in certain countries, the Company has agreed to special withholding provisions for the taxes assessed in connection with the grant of the RSUs. Additionally, the Company appointed David Milner, the former Chief Executive Officer of Tyrrells, as the Company’s International President, Executive Vice President, as discussed below.

The descriptions of the Purchase Agreement and the Warranty Deed are qualified in their entirety by the Purchase Agreement and the Warranty Deed filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2016 and the Amended and Restated Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 4.1. The foregoing summaries and this Current Report on Form 8-K are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission.

Item 1.01.	Entry into a Material Definitive Agreement

Adoption of RSU Forms

To award RSUs to certain employees of Tyrrells under the Company’s Plan in connection with the closing of the Transaction, the Company’s Compensation Committee has approved a Form of RSU Award Agreement for Company Employees in the United Kingdom, a Form of RSU Award Agreement for Company Employees in Germany, and a Form of RSU Award Agreement for Company Employees in Australia (the “International Plan

Forms”). These International Plan Forms are attached to this Current Report on Form 8-K as Exhibit 10.1 along with the Company’s Plan and related form agreements thereunder that were previously filed as Exhibit 10.2 to the Company’s Amended Registration Statement on Form S-1/A filed on July 16, 2015.

Credit Agreement

On September 2, 2016, in connection with the Transaction, the Company entered into a Credit Agreement (the “New Credit Facility”) by and among the Company, as borrower, certain subsidiaries of the Company as guarantors party thereto, the financial institutions listed therein as Lenders (the “Lenders”), and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders. The New Credit Facility replaces the Prior Credit Facility (as defined in Item 1.02 below).

The New Credit Facility provides for term loans in the aggregate principal amount of $600 million (the “Term Loans”), which the Company drew down in full on September 2, 2016, revolving loans in the aggregate principal amount of $50 million, which was undrawn at the closing of the Transaction (the “Revolving Loans” and, together with the Terms Loans, the “Loans”), and allows for the incurrence of incremental loans on the terms and subject to the conditions set forth in the New Credit Facility. The Term Loans bear interest, at the Company’s option, at either the Eurodollar rate plus a margin of 5.50% or the prime rate plus a margin of 4.50%, with step-downs to 5.00% and 4.00%, respectively, if the Company’s First Lien Leverage Ratio (as defined in the New Credit Facility) is less than or equal to 4.50 to 1.00. The Eurodollar rate is subject to no floor with respect to the Revolving Loans and an annual 1.00% floor with respect to the Term Loans and the prime rate is subject to a 1.00% floor with respect to the Revolving Loans and a 2.00% floor with respect to the Term Loans. The Company must repay the Term Loans in installments of (i) $1,500,000 per quarter due on the last day of each quarter beginning with the quarter ending December 31, 2016, with the balance due in a final installment on September 2, 2023. The Term Loans mature on September 2, 2023 and the Revolving Loans mature on September 2, 2021. Additionally, the New Credit Facility includes an annual mandatory prepayment of the Term Loans from 50% of the Company’s excess cash flow as measured on an annual basis, with step-downs to 25% and 0% of the Company’s excess cash flow if the Company’s Total Leverage Ratio (as defined in the New Credit Facility), tested as of the last day of the Company’s fiscal year, is less than 4.50 to 1.00 but greater than 3.75 to 1.00, and less than or equal to 3.75 to 1.00, respectively. Excess cash flow is generally defined as the Company’s Consolidated Net Income (as defined in the New Credit Facility) less debt service costs, unfinanced capital expenditures, unfinanced acquisition expenditures, and certain restricted payments, as adjusted for changes in the Company’s working capital and less other customary items. Additionally, the New Credit Facility requires mandatory prepayment of the Term Loans from the net cash proceeds of (i) certain debt issuances and (ii) certain asset sales outside the ordinary course of business and from proceeds of property insurance and condemnation events, in each case of this clause (ii) subject to the Company’s right in some circumstances to reinvest such proceeds in the Company’s business. Any voluntary prepayment as part of a repricing transaction shall be accompanied by a prepayment premium equal to 1.0% of the principal amount of such prepayment, if such prepayment is made on or prior to the date that is twelve months after the date hereof.

The New Credit Facility is secured by liens on substantially all the Company’s assets, including a pledge of 100% of the equity interests in the Company’s domestic subsidiaries and a pledge of 65% of the voting equity interests and 100% of the non-voting equity interests in the Company’s direct foreign subsidiaries.

The New Credit Facility contains customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The New Credit Facility contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Company, entering into affiliate transactions and asset sales. The New Credit Facility also provides for a number of customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control and judgment defaults.

All obligations under the New Credit Facility are unconditionally guaranteed by substantially all of the Company’s direct and indirect domestic subsidiaries, with certain exceptions. These guarantees are secured by substantially all of the present and future property and assets of the guarantors, with certain exclusions.

The foregoing description of the New Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Facility, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On September 2, 2016, the Company repaid in full all outstanding obligations, and terminated all commitments, under the Credit Agreement, dated as of July 17, 2014, by and among the Company, SkinnyPop Popcorn LLC, the lenders party thereto, Jefferies Finance LLC and BNP Paribas Securities Corp., as amended (the “Prior Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and Jefferies Finance LLC, as administrative agent and collateral agent for such lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 2, 2016, in connection with the consummation of the Transaction, the Company appointed Mr. David Milner, former Chief Executive Officer of Tyrrells, as the Company’s International President, Executive Vice President. Mr. Milner is 53 years old, and has served as Chief Executive Officer of Tyrrells since March 2010. From 2008 to 2010, he served as Group Commercial Director for Baxters Food Group Ltd, a manufacturer of soup and other non-perishable foods. From 2005 to 2008, Mr. Milner served as Strategic Business Development Director for Young’s Seafood Ltd, a seafood production and distribution company. Mr. Milner holds a Bachelor of Arts in Law with Honors from Nottingham University.

Mr. Milner’s existing employment agreement with Tyrrells, dated June 24, 2010 and as amended August 1, 2013 (the “Agreement”) was further amended in connection with the Transaction to reflect the terms of his appointment as International President, Executive Vice President of the Company. The Agreement, as amended (the “Amended Agreement”) provides for (i) an initial base salary of £276,000 per year, (ii) eligibility to participate in an annual discretionary bonus scheme with an initial target bonus equal to 65% of base salary, (iii) reimbursement for certain relocation expenses associated with any change of office location, (iv) allowance for the use of a car, (v) eligibility to participate in Tyrrells’ group personal pension scheme, (vi) life assurance coverage for Mr. Milner equal to two times his salary and private medical insurance for Mr. Milner, his spouse and dependent children up to the age of 18, (vii) 25 paid days’ vacation in addition to normal public holidays, and (viii) reimbursement of all reasonable out-of-pocket expenses properly and wholly incurred by Mr. Milner in the performance of his duties. In addition, if Mr. Milner becomes physically or mentally unable to perform his duties due to ill health or injury, he shall be entitled to salary continuation for any period of incapacity of up to 90 days (whether consecutive or not) in any period of 52 consecutive weeks.

Termination

Mr. Milner’s employment shall continue until either party to his Amended Agreement gives the other not less than 12 months’ written notice of termination. Tyrrells has the right to pay in lieu of providing notice in a lump sum payment or, alternatively, can make payments in monthly instalments until the expiration of the notice period. In the event that Mr. Milner obtains alternative employment, the monthly instalments shall be reduced by the amount of salary received from the new employer. The notice payments are subject to Mr. Milner’s duty to mitigate his losses by attempting to find new employment. In addition, the Amended Agreement provides for the ability to place Mr. Milner on garden leave for the duration of the notice period.

Change in control

In the event that Mr. Milner’s employment is terminated by Tyrrells without “cause” (as defined in the Amended Agreement) or he resigns for “good reason” (as defined in the Amended Agreement), each within 24 months following a “change in control” (as defined in the Amended Agreement), subject to the delivery of a release of claims which is fully effective as a binding settlement agreement under the laws of England & Wales and continued compliance with applicable restrictive covenants, (i) Mr. Milner shall be entitled to the payment of an amount equal to 100% of his base salary (subject to tax and national insurance deductions) payable in substantially equal instalments over 24 months commencing within 60 days after the date of such termination, and (ii) all stock options and other stock-based awards which are outstanding and held by Mr. Milner shall immediately become fully vested and exercisable or non-forfeitable as of the date of such termination.

The Amended Agreement also provides that in the event of a change in control where the parties thereto do not provide for the assumption, continuation or substitution of equity awards of the Company, any and all outstanding and unvested stock options and stock appreciation rights held by Mr. Milner with vesting, conditions, or restrictions that are solely time-based and that are not exercisable immediately prior to the effective time of the change in control shall become fully exercisable as of the effective time of the change in control and all other outstanding and unvested equity awards (including any restricted stock awards) held by Mr. Milner with vesting, conditions or restrictions that are solely time-based shall become fully vested and non-forfeitable as of the effective time of the change in control.

Pursuant to the Amended Agreement, Mr. Milner shall be subject to certain 12-month post-termination non-competition and non-solicitation of employees and customers covenants. The Amended Agreement is governed by and construed in accordance with the laws of England & Wales.

In connection with the Transaction, Mr. Milner will be granted 456,000 RSUs under the Plan, which RSUs will vest over four years with 25% of the RSUs vesting on the last day of the month of the first anniversary of the consummation of the Transaction, and the remaining 75% of the RSUs will vest on the last day of each monthly anniversary thereafter.

There is no arrangement or understanding between Mr. Milner and any other person pursuant to which Mr. Milner was selected as an officer of the Company. Other than as described above, there are no transactions involving Mr. Milner requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Transaction, Mr. Milner received his proportionate share of cash consideration on the same terms as the other Management Sellers and 121,843 shares of the Company’s common stock, as further described above in the Introductory Note.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached as Exhibits 10.3 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing closing of the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement by and among Crisps Holdings Limited, individual selling equityholders, Thunderball Bidco Limited and SkinnyPop Popcorn LLC, dated August 6, 2016 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on August 8, 2016).

2.2*	Warranty Deed Relating to the Sale and Purchase of Crisps Topco Limited, by and among certain individual warrantors and Thunderball Bidco Limited, dated August 6, 2016 (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on August 8, 2016).

4.1	Amended and Restated Registration Rights Agreement, by and among the Company and certain of its stockholders.

10.1	2015 Stock Option and Incentive Plan, and related form agreements thereunder.

10.2*	Credit Agreement, dated as of September 2 2016, by and among the Company, certain subsidiaries of the Company, the financial institutions and agents listed therein, and Jefferies Finance LLC.

10.3*	Employment Agreement by and between the Company and David Milner dated as of June 24, 2010, as amended August 1, 2013 and September 2, 2016.

99.1	Press Release, dated September 2, 2016, issued by Amplify Snack Brands, Inc. (regarding the announcement of the closing of the Transaction).

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplify Snack Brands, Inc.
(Registrant)

By:	/s/ Brian Goldberg
Brian Goldberg
Chief Financial Officer

September 2, 2016

Exhibit Index

Exhibit No.	Description

2.1*	Share Purchase Agreement by and among Crisps Holdings Limited, individual selling equityholders, Thunderball Bidco Limited and SkinnyPop Popcorn LLC, dated August 6, 2016 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on From 8-K filed with the Commission on August 8, 2016)

2.2*	Warranty Deed Relating to the Sale and Purchase of Crisps Topco Limited, by and among certain individual warrantors and Thunderball Bidco Limited, dated August 6, 2016 (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on August 8, 2016).

4.1	Amended and Restated Registration Rights Agreement, by and among the Company and certain of its stockholders.

10.1	2015 Stock Option and Incentive Plan, and related form agreements thereunder.

10.2*	Credit Agreement, dated as of September 2, 2016, by and among the Company, certain subsidiaries of the Company, the financial institutions and agents listed therein, and Jefferies Finance LLC

10.3*	Employment Agreement by and between the Company and David Milner dated as of June 24, 2010, as amended August 1, 2013 and September 2, 2016.

99.1	Press Release, dated September 2, 2016, issued by Amplify Snack Brands, Inc. (regarding the announcement of the closing of the Transaction)

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.